                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2)_____

                           _______________________
                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                                 36-0899825
                                                              (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                      60670-0126
(Address of principal executive offices)                         (Zip Code)


                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)
                             _____________________



                         TEXAS INSTRUMENTS INCORPORATED
             (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of                          75-0289970
incorporation or organization)                       (I.R.S. employer
                                                  identification number)

13500 North Central Expressway
P.O. Box 655474
Dallas, Texas                                             75265-5474
(Address of principal executive offices)                  (Zip Code)


 Guarantee by Texas Instruments Incorporated of Preferred Securities of Texas
                         Instruments Financial Trust
              Junior Subordinated Deferrable Interest Debentures
                      (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISION AUTHORITY TO WHICH IT IS SUBJECT.

Comptroller of Currency, Washington, D. C., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C.

(B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

1. A copy of the articles of association of the trustee now in effect.*

2. A copy of the certificates of authority of the trustee to commence business.*

3. A copy of the authorization of the trustee to exercise corporate trust powers.*

4. A copy of the existing by-laws of the trustee.*

5. Not applicable.

6. The consent of the trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 25th day of June, 1996.


                                    The First National Bank of Chicago,
                                    Trustee,


                                    By: /s/ STEVEN M. WAGNER
                                       ---------------------------------
                                            Steven M. Wagner
                                            Vice President and Senior Counsel
                                            Corporate Trust Services Division

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                            June 25, 1996


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an Indenturee and Gurantee Agreement of Texas Instruments Incorporated, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    By: /s/ STEVEN M. WAGNER
                                       ---------------------------------------
                                            Steven M. Wagner
                                            Vice President and Senior Counsel
                                            Corporate Trust Services Division

                                  EXHIBIT 7


         A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                  EXHIBIT 7

Legal Title of Bank:              The First National Bank of Chicago         Call Date: 03/31/96  ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Suite 0460                                              Page RC-1
City, State  Zip:                 Chicago, IL  60670-0460
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                            C400
                                                                             DOLLAR AMOUNTS IN           ------------
                                                                                  THOUSANDS        RCFD  BIL MIL THOU      <-
                                                                             ------------------    ----  ------------  ---------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)  . . . . . .                          0081    3,047,140       1.a.
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . . .                          0071    8,488,390       1.b.
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A) . . . .                          1754            0       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) . . .                          1773      997,155       2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . . .                          0276    3,384,301       3.a.
    b. Securities purchased under agreements to resell  . . . . . . . . .                          0277      685,531       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    RCFD 2122 16,884,488                          4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . . . . . . . .    RCFD 3123    358,448                          4.b.
    c. LESS: Allocated transfer risk reserve  . . . . . . . . . . . . . .    RCFD 3128          0                          4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . .                          2125   16,526,040       4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . . . . . . . .                          3545   10,974,841       5.
6.  Premises and fixed assets (including capitalized leases)  . . . . . .                          2145      592,581       6.
7.  Other real estate owned (from Schedule RC-M)  . . . . . . . . . . . .                          2150        9,952       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . .                          2130       42,098       8.
9.  Customers' liability to this bank on acceptances outstanding  . . . .                          2155      564,435       9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . . .                          2143       96,463      10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . .                          2160    1,703,124      11.
12. Total assets (sum of items 1 through 11)  . . . . . . . . . . . . . .                          2170   47,112,051      12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:              The First National Bank of Chicago         Call Date:   03/31/96 ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Suite 0460                                                 Page RC-2
City, State  Zip:                 Chicago, IL  60670-0460
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

SCHEDULE RC-CONTINUED

                                                                           DOLLAR AMOUNTS IN
                                                                               THOUSANDS                     BIL MIL THOU
                                                                         --------------------                ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)  . . . . . . . . . . . . . . .                               RCON 2200    14,251,874     13.a.
       (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . .        RCON 6631   5,707,786                              13.a.(1)
       (2) Interest-bearing   . . . . . . . . . . . . . . . . . .        RCON 6636   8,544,088                              13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) . . . . . . . . . . . .                               RCFN 2200    12,839,836     13.b.
       (1) Noninterest-bearing  . . . . . . . . . . . . . . . . .        RCFN 6631     196,311                              13.b.(1)
       (2) Interest-bearing   . . . . . . . . . . . . . . . . . .        RCFN 6636  12,643,525                              13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased  . . . . . . . . . . . . . . . . .                                RCFD 0278    2,692,008     14.a.
    b. Securities sold under agreements to repurchase . . . . . .                                RCFD 0279    1,165,032     14.b.
15. a. Demand notes issued to the U.S. Treasury   . . . . . . . .                                RCON 2840       77,000     15.a.
    b. Trading Liabilities  . . . . . . . . . . . . . . . . . . .                                RCFD 3548    7,103,300     15.b.
16. Other borrowed money:
    a. With original maturity of one year or less . . . . . . . .                                RCFD 2332    2,223,560     16.a.
    b. With original  maturity of more than one year  . . . . . .                                RCFD 2333      144,665     16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases . . . . . . . . . . . . . . . . . . . . . .. . . . . .                                RCFD 2910      283,041     17.
18. Bank's liability on acceptance executed and outstanding                                      RCFD 2920      564,435     18.
19. Subordinated notes and debentures . . . . . . . . . . . . . .                                RCFD 3200    1,275,000     19.
20. Other liabilities (from Schedule RC-G)  . . . . . . . . . . .                                RCFD 2930    1,411,087     20.
21. Total liabilities (sum of items 13 through 20)  . . . . . . .                                RCFD 2948   44,030,838     21.
22. Limited-Life preferred stock and related surplus  . . . . . .                                RCFD 3282            0     22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus   . . . . . . .                                RCFD 3838            0     23.
24. Common stock  . . . . . . . . . . . . . . . . . . . . . . . .                                RCFD 3230      200,858     24.
25. Surplus (exclude all surplus related to preferred stock)                                     RCFD 3839    2,320,326     25.
26. a. Undivided profits and capital reserves . . . . . . . . . .                                RCFD 3632      559,707     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities . . . . . . . . . . . . . . . . . . . . . . . .                                RCFD 8434          730     26.b.
27. Cumulative foreign currency translation adjustments . . . . .                                RCFD 3284         (408)    27.
28. Total equity capital (sum of items 23 through 27) . . . . . .                                RCFD 3210    3,081,213     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)   . . . . . . . . . . .                                RCFD 3300   47,112,051     29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                                                                          Number
    auditors as of any date during 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        RCFD  6724  2       M.1.


1 =   Independent audit of the bank conducted in accordance        4 =   Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank          authority)
2 =   Independent audit of the bank's parent holding company       5 =   Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing           auditors
      standards by a certified public accounting firm which        6 =   Compilation of the bank's financial statements by external
      submits a report on the consolidated holding company               auditors
      (but not on the bank separately)                             7 =   Other audit procedures (excluding tax preparation work)
3 =   Directors' examination of the bank conducted in              8 =   No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.





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